SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934, as amended


         Date of Report (Date of earliest event reported): JUNE 23, 1999


                         EAST/WEST COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                    333-41007                  13-3964837
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 (State or other Jurisdiction      (Commission              (IRS Employer
      of Incorporation)            File Number)           Identification No.)

                   350 Stuyvesant Avenue, Rye, New York 10580
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (914) 921-6300




         (Former name or former address, if changed since last report.)



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                  ITEM 5.       OTHER EVENTS

                  On June 23, 1999, East/West Communications, Inc. (the "Company") concluded the rights offering (the "Rights Offering") made to the holders of Class A common stock. Holders of the Class A common stock subscribed for each of the 443,050 shares of Class A common stock offered. Concurrently, the holder of the Company's Class B common stock subscribed for 444,825 shares of Class B common stock under the right to purchase granted to it. The subscription price for all shares of Class A and Class B common stock purchased was $1.50 per share, which will result in gross proceeds to the Company of approximately $1,332,000.

                  The Company's  press release of even date herewith is filed as
Exhibit 99.1 hereto.

                  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c)  Exhibits:

                         99.1               Press Release dated June 23, 1999




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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EAST/WEST COMMUNICATIONS, INC.


Dated: June 23, 1999                 By:
                                        ------------------------------
                                           Name:   Victoria Kane
                                           Title:  Chairman of the Board
                                                   (Chief Executive Officer)



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